Unknown;Turmail, Linda A. (Boston);

                                  SUB-ITEM 77I


MFS Blended Research Small Cap Equity Fund, a series of MFS Series Trust X (the "Trust"), established new class es of shares, Class 529A, Class
529B and Class 529C as described in the fund's prospectus contained in Post-Effective Amendment No. 118 to the Registration Statement of the Trust (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.